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Exhibit 10.17

K&F PARENT, INC.
2004 STOCK INCENTIVE PLAN
MANAGEMENT INCENTIVE OPTION AGREEMENT

        This Incentive Stock Option Agreement ("Agreement") is made and entered into as of the Date of Grant indicated below by and between K&F Parent, Inc., a Delaware corporation (the "Company"), and the person named below as Optionee.

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THAT ACT AND UNDER APPLICABLE STATE SECURITIES LAW OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THAT ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS ALSO SUBJECT TO COMPLIANCE WITH THE TERMS AND CONDITIONS OF THAT CERTAIN SECURITYHOLDERS AGREEMENT, DATED AS OF NOVEMBER 18, 2004, AS SUPPLEMENTED, MODIFIED AND AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND THE SECURITYHOLDERS SIGNATORY THERETO, A COPY OF WHICH AGREEMENT IS AVAILABLE FOR INSPECTION DURING REGULAR BUSINESS HOURS AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

        WHEREAS, Optionee is an eligible participant in the Company's 2004 Stock Incentive Plan (the "Plan"); and

        WHEREAS, pursuant to the Plan, the committee of the Board of Directors of the Company (the "Board") administering the Plan (the "Committee") has approved the grant to Optionee of an option to purchase shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), on the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

        1.    Grant of Option; Certain Terms and Conditions.    The Company hereby grants to Optionee, and Optionee hereby accepts, as of the Date of Grant, an option to purchase the number of shares of Common Stock indicated below (the "Option Shares") at the Exercise Price per share indicated below, which option shall expire at 5:00 o'clock p.m., California time, on the Expiration Date indicated below and shall be subject to all of the terms and conditions set forth in this Agreement (the "Option"). On each of the first, second, third, fourth and fifth anniversaries of                        , 2005 (each a "Vesting Date"), the Option shall become exercisable to purchase, and shall vest with respect to, that number of Option Shares (rounded to the nearest whole share) equal to the total number of Option Shares multiplied by the Vesting Rate indicated below.

Optionee:
Date of Grant:	, 2005
Number of shares purchasable:
Exercise Price per share:	$1,000.00
Expiration Date:	, 2015
Vesting Rate:	20%

        The Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code.

        2.    Acceleration and Termination of Option.

          (a)    Change in Control and Other Events Causing Acceleration of Option.    All Options shall become fully exercisable immediately prior to a Change in Control or the dissolution or liquidation of the Company while Optionee is employed by the Company or any of its subsidiaries. In addition, the Committee, in its sole discretion, may accelerate the exercisability of the Option at any time and for any reason.

          (b)    Termination of Employment.

            (i)    Termination With Cause.    In the event that Optionee shall cease to be an employee of the Company or any of its subsidiaries (such event shall be referred to herein as Optionee's "Termination") for reason of Cause (as defined below), all unexercised Options (whether vested or unvested) shall terminate as of that date of such Termination.

            (ii)    Retirement; Death or Disability.    In the event that Optionee shall retire, die or become Disabled (as defined below), then (A) the portion of the Option that has not vested on or prior to the date of such Termination shall terminate as of the date of such Termination and (B) the vested portion of the Option shall terminate as of (1) the date that is sixty (60) days following the date of such Termination or (2) in the event of Disability and Optionee is party to an Employment Agreement as of the date of such Termination, the date specified in such Employment Agreement.

            (iii)    Voluntary Termination for Material Breach; Termination Without Cause.    In the event of a Termination by Optionee of his employment for Material Breach (as defined below) or in the event of a Termination of Optionee by the Company or any of its subsidiaries without Cause, then (A) the portion of the Option that has not vested on or prior to the date of such Termination shall terminate as of the date of such Termination; provided, however, that the unvested portion of the Option that would otherwise have vested on the first Vesting Date following such Termination, shall vest immediately on the date of such Termination on a pro rata basis according to the number of months in which Optionee has been employed during such 12-month period ending on such Vesting Date, and (B) the vested portion of the Option shall terminate as of (1) the date that is sixty (60) days following the date of such Termination or (2) if Optionee is party to an Employment Agreement as of the date of such Termination, the date specified in such Employment Agreement.

            (iv)    Voluntary Termination for Any Reason Other than Material Breach.    In the event of a Termination by Optionee of his employment for any reason other than a Material Breach (as defined below), then (A) the portion of the Option that has not vested on or prior to the date of such Termination shall terminate as of the date of such Termination and (B) the vested portion of the Option shall terminate as of (1) the date that is sixty (60) days following the date of such Termination or (2) if Optionee is party to an Employment Agreement as of the date of such Termination, the date specified in such Employment Agreement.

          (c)    Other Events Causing Termination of Option.    Notwithstanding anything to the contrary in this Agreement, the Option shall terminate upon the consummation of the dissolution or liquidation of the Company or a Change of Control, or, if later, the thirtieth (30th) day following the first date upon which either of such events shall have been approved by both the Board and the stockholders of the Company; provided, however, that no such termination shall occur until the Company shall have provided Optionee with reasonable notice of such pending termination and Optionee shall have been provided reasonable opportunity to exercise the Option, as such Option may be accelerated pursuant to Section 2(a) hereof.

        3.    Adjustments.    In the event that the outstanding securities of the class then subject to the Option are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then, unless such event shall cause the Option to terminate pursuant to Section 2(c) hereof, the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option; provided, however, that any such adjustments in the Option shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Option.

        4.    Exercise.    The Option shall be exercisable during Optionee's lifetime only by Optionee or by his or her guardian or legal representative, and after Optionee's death only by the Person or entity entitled to do so under Optionee's last will and testament or applicable intestate law. The Option may only be exercised by the delivery to the Company of a written notice of such exercise, which notice shall specify the number of Option Shares to be purchased (the "Purchased Shares") and the aggregate Exercise Price for such shares, together with payment in full of such aggregate Exercise Price in cash or by check payable to the Company; provided, however, that payment of such aggregate Exercise Price may instead be made, in whole or in part, by (i) the delivery to the Company of a certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock powers, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value (as defined in the Plan) thereof on the date of such exercise), or (ii) by a reduction in the amount of Purchased Shares or other property otherwise issuable pursuant to such Option (such reduction to be valued on the basis of the aggregate Fair Market Value, on the date of exercise, of the additional Purchased Shares that would have been delivered to Optionee upon exercise of the Option), provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock.

        5.    Securityholders Agreement.    As of the Date of Grant, Optionee shall execute and agree to be bound by the terms of that certain Securityholders Agreement among the Company and certain of its securityholders, dated as of November 18, 2004, as amended from time to time (the "Securityholders Agreement").

        6.    Payment of Withholding Taxes.    If the Company or any of its subsidiaries becomes obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax, then Optionee shall, on the first day upon which the Company or such subsidiary becomes obligated to pay such amount to the appropriate taxing authority, pay such amount to the Company or such subsidiary in cash or by check or other property acceptable to the Secretary of the Company or such subsidiary in his sole discretion; and, if Optionee fails to make such payment, the Company or such subsidiary is authorized by Optionee to withhold from any payments then or thereafter payable to Optionee, any such amounts or the Company may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof. The Committee may, in its sole discretion, allow Optionee to pay any such amounts through the surrender of whole shares of Common Stock or by having the Company withhold whole shares of Common Stock otherwise issuable upon the exercise of this Option. Any such shares surrendered or withheld shall be valued at their market value, determined by such method as the Secretary of the Company in his sole discretion shall determine, equal to the sums required to be withheld as of the date on which the amount of tax to be withheld is determined.

        7.    Notices.    All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or five days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the Company c/o Gibson, Dunn & Crutcher LLP, 333 S. Grand Avenue, Los Angeles, California 90071, Attention: Bruce D. Meyer, Esq., or to Optionee at the address set forth beneath his or her signature on the signature page hereto, or at such other addresses as Optionee may designate by written notice in the manner aforesaid.

        8.    Compliance with Legal Requirements.

          (a)   No Option Shares shall be issued or transferred pursuant to this Agreement unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been satisfied. Such requirements may include, but are not limited to, registering or qualifying such Option Shares under any state or federal law, satisfying any applicable law relating to the transfer of unregistered securities or demonstrating the availability of an exemption from applicable laws, placing a legend on the Option Shares to the effect that they were issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the "Act"), and may not be transferred other than in reliance upon Rule 144 or Rule 701 promulgated under the Act, if available, or upon another exemption from the Act, or obtaining the consent or approval of any governmental regulatory body. The Company shall use its best efforts to comply with all legal requirements applicable to the issuance or transfer of Option Shares.

          (b)   Optionee understands that the Company intends for the offering and sale of Option Shares to be effected in reliance upon Rule 701 or another available exemption from registration under the Act, and that the Company is under no obligation to register for resale the Option Shares issued upon exercise of the Option, subject to the Securityholders Agreement. In connection with any such issuance or transfer, the Person acquiring the Option Shares shall, if requested by the Company, provide information and assurances satisfactory to counsel to the Company with respect to such matters as the Company reasonably may deem desirable to assure compliance with all applicable legal requirements.

        9.    Nontransferability.    Neither the Option nor any interest therein may be Transferred in any manner other than by will or the laws of descent and distribution.

        10.    Plan.    The Option is granted pursuant to the Plan, as in effect on the Date of Grant, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive Optionee, without his or her consent, of the Option or of any of Optionee's rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon Optionee. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to Optionee or any other Person or entity then entitled to exercise the Option.

        11.    Stockholder Rights.    No Person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

        12.    Employment Rights.    No provision of this Agreement or of the Option granted hereunder shall (a) confer upon Optionee any right to be or continue, as the case may be, in the employ of the Company or any of its subsidiaries, (b) affect the right of the Company and each of its subsidiaries to terminate the employment of Optionee, with or without cause, or (c) confer upon Optionee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Plan. Optionee hereby acknowledges and agrees that the Company and each of its subsidiaries may terminate the employment of Optionee at any time and for any reason, or for no reason, unless Optionee is party to an Employment Agreement that expressly provides otherwise.

        13.    Governing Law.    This Agreement and the Option granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to choice or conflict of law principles.

        14.    Definitions.

          An "Affiliate" of a specified Person means a Person that controls, is controlled by, or is under common control with, the specified Person, and in this context, "control", "controls" and "controlled" mean the direct or indirect power to direct the management and policies or affairs of a Person through the ownership of voting securities or by contract or otherwise and, in the case of a limited partnership, shall include, but shall not be limited to, all of the limited partnership's general partners and their respective Affiliates.

          "Beneficial Owner" has the meaning attributed to it in Rules 13d-3 and 13d-5 of the rules and regulations promulgated by the Securities and Exchange Commission (the "Commission") under the Exchange Act (as in effect on the date hereof), whether or not applicable, except that a Person shall be deemed to have "beneficial ownership" of any securities that such Person has the right to acquire, whether or not such right is exercisable immediately or within 60 days after the date as of which such determination is being made. "Beneficially Own" and "Beneficial Ownership" shall have correlative meanings to the term "Beneficial Owner."

          "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

          "Cause" means (i) if a definition of "Cause" is included in a then effective Employment Agreement to which Optionee is a party, such definition, or (ii) if no such definition exists, the occurrence or existence of any of the following with respect to Optionee, as determined by a majority of the disinterested directors of the Board: (a) a material breach by Optionee of any of his obligations under such Employment Agreement, provided, however, that Cause shall not be deemed to exist under this clause (a) until the Company shall have given written notice specifying the claimed material breach and Optionee fails to correct the claimed breach within thirty (30) days after the receipt of the applicable notice; (b) any transaction by Optionee that represents direct or indirect self-dealing with the Company or any of its Affiliates that was not approved in advance by a majority of the disinterested directors of the Board, provided, however, that Cause shall not be deemed to exist under this clause (b) until the Company shall have given written notice specifying the claimed self-dealing and Optionee fails to correct the claimed self-dealing within thirty (30) days after the receipt of the applicable notice; (c) the repeated material breach by Optionee of any material duty referred to in clause (a) or (b) above as to which at least two (2) written notices have been given pursuant to such clause (a) or (b), (d) any act of dishonesty, misappropriation, embezzlement, fraud or similar conduct involving the Company or any of its Affiliates; (e) the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving moral turpitude; (f) the intentional infliction by Optionee of any damage of a material nature to any property of the Company or any of its Affiliates; or (g) the repeated use of any controlled substance or alcohol or any other non-controlled substance which, in any case described in this clause (g), the Board reasonably determines renders Optionee unfit to serve in his capacity as an officer or employee of the Company or its Affiliates.

          "Change of Control" means, at any time, (i) the Initial Purchaser Equityholders Purchasers shall cease to collectively Beneficially Own and control at least 51%, on a fully diluted basis, of the outstanding Capital Stock of the Company entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board (or similar governing body) of the Company (which term shall, for purposes of this definition, include the survivor of any merger or consolidation of the Company with or into any one or more of K&F Intermediate, K&F Industries, Inc., Aircraft Braking Systems Corporation or Engineered Fabrics Corporation), unless the Initial Purchaser Equityholders collectively Beneficially Own and control (a) at least 35%, on a fully diluted basis, of the outstanding Capital Stock of the Company entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board (or similar governing body) of the Company and (b) on a fully diluted basis, more of the outstanding Capital Stock of the Company entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board (or similar governing body) of the Company than any other Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act); (ii) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than the Initial Purchaser Equityholders collectively shall have obtained the power (whether or not exercised) to elect a majority of the members of the Board (or similar governing body) of the Company; (iii) the Company shall cease to Beneficially Own and control 100% on a fully diluted basis of the Capital Stock of K&F Intermediate (other than the K&F Intermediate Preferred Stock), K&F Industries, Inc. (other than the K&F Industries Preferred Stock), Aircraft Braking Systems Corporation or Engineered Fabrics Corporation (other than by reason of any merger or mergers or consolidation or consolidations of any of the Company, K&F Intermediate, K&F Industries, Inc., Aircraft Braking Systems Corporation or Engineered Fabrics Corporation into one or more of the others); (iv) the Company shall sell all or substantially all of the assets of the Company, K&F Intermediate, K&F Industries, Inc., Aircraft Braking Systems Corporation or Engineered Fabrics Corporation, whether in one transaction or a series of related transactions; or (v) the majority of the seats (other than vacant seats and other than the seats held by Senior Designees (as defined in the Company's certificate of incorporation)) on the Board (or similar governing body) of the Company cease to be occupied by Persons who either (a) were members of the Board on the Initial Date or (b) were nominated for election by the Board, a majority of whom were directors on the Initial Date or whose election or nomination for election was previously approved by a majority of such directors (but excluding the Senior Designees).

          "Disabled" or "Disability" means, if a definition of "Disabled" or "Disability" is included in the Employment Agreement, such definition or, if no such definition exists, the occurrence of an event or events that renders Optionee unable to perform the essential functions of his position, even with reasonable accommodation.

          "Employment Agreement" means an effective employment agreement between Optionee and the Company or any of its subsidiaries.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "Initial Date" means November 18, 2004.

          "Initial Purchaser Equityholders" means those Persons who beneficially own and control Capital Stock of the Company on the Initial Date and their respective Affiliates.

          "K&F Intermediate" means K&F Intermediate Holdco, Inc., a Delaware corporation.

          "Material Breach" means the definition of "Material Breach" included in an effective Employment Agreement to which Optionee is a party.

          "Person" means a natural person, a company, a corporation, a joint venture, a limited liability company, a partnership, a trust, an unincorporated association or organization or other legal entity, or a government or an agency or political subdivision thereof.

          "Transfer" means any sale, exchange, assignment, transfer, pledge, mortgage, hypothecation, gift, grant, encumbrance or other disposition of any kind, whether voluntary, involuntary or by operation of law and whether direct or indirect by transfer of any interest in the subject property or otherwise.

        15.    Optionee Address.    Optionee represents that the address set forth on the signature page hereto is Optionee's true and correct address, and acknowledges that the Company is relying upon such representations for securities law purposes.

        IN WITNESS WHEREOF, the Company and Optionee have duly executed this Agreement as of the Date of Grant.

K&F PARENT, INC., a Delaware corporation
By:
Name:
Title:
OPTIONEE
[Name of Optionee]
Street Address
City, State and Zip Code
Social Security Number

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  Exhibit 10.17
K&F PARENT, INC. 2004 STOCK INCENTIVE PLAN MANAGEMENT INCENTIVE OPTION AGREEMENT